UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 1, 2007, Microtune, Inc. (“Microtune” or the “Company”) was informed that a purported stockholder derivative lawsuit was filed on January 31, 2007 in the United States District Court for the Eastern District of Texas, Sherman Division, against Microtune and certain of its current and former directors and executive officers, entitled, Peter A. Pedroli v. Douglas J. Bartek, et al. (Case No. 4:07-cv-0043-RAS). The complaint alleges, among other things, that certain of the Company’s current and former officers and directors breached fiduciary duties to the Company relating to certain prior grants of stock options by the Company. The Company is currently evaluating the lawsuit. Regardless of the outcome of this litigation (and any other litigation that may be brought against the Company or its directors and officers), this litigation will be time consuming, will result in significant expense, and will divert the attention and resources of the Company’s board of directors, management and other key employees, and therefore could have a material adverse effect on the Company’s business, results of operations, cash flows and future prospects.

The Company does not intend to file further Current Reports on Form 8-K describing additional lawsuits, if any, which are based on allegations substantially similar to those contained in the suit described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: February 1, 2007	By:	/s/ Jeffrey A. Kupp
	Name:	Jeffrey A. Kupp
	Title:	Chief Financial Officer